Exhibit 10.3

SALES REPRESENTATIVE AGREEMENT

THIS SALES REPRESENTATIVE AGREEMENT (“Agreement”) dated January18, 2011 by and between D’Arcy Acquisition LLC, a Delaware Limited Liability Company (“Agent”) with offices at 2015 SW 2nd Street, Pompano Beach, Florida 33069 and Get Inspired, LLC, a Nevada Limited Liability Company (“Vendor”) with offices at 6019 Olivas Park Drive, Suite C, Ventura, CA 93003, furnishing the services of Martino Cartier (“Creator”).

RECITALS

WHEREAS, Agent and Creator have co-developed certain proprietary formulas (“Formulas”) for Creator for hair care/personal care products.

WHEREAS, Vendor intends to grant to Agent the exclusive right to manufacture hair care/personal care products based on the Formulas (“Products”) under a separate agreement of even date herewith (“Manufacturing Supply Agreement”).

WHEREAS, Vendor wishes to retain the services of Agent to act as its exclusive sales representative in the promotion and sale of the Products to Home Shopping Network and QVC (collectively referred to as “HSN”).

WHEREAS, Agent wishes to be Vendor’s exclusive sales representative with respect to the Products at HSN.

WHEREAS, Creator wishes to be the exclusive on air guest demonstrating and promoting the Products on HSN.

NOW, THEREFORE, In consideration of the promises and for other good and valuable consideration, the parties hereto agree as follows:

1.
Vendor hereby appoints Agent to act as its exclusive sales representative at HSN with respect to the Products for a period of fifty four (54) months from the date first written above (the “Term”). Notwithstanding the foregoing, if Agent fails to obtain a commitment for an on-air date for the Products within nine months (9) from the date of this Agreement, Vendor or Agent reserves the right to terminate this Agreement.

2.
Agent hereby accepts the aforementioned appointment, and in so doing, undertakes to use its best efforts to actively promote and solicit purchase orders of the Products from HSN on such terms and conditions as are satisfactory to Vendor.  Agent further undertakes to use its best efforts to expeditiously process all HSN purchase orders and all customer returns, charge-backs, and allowances, and to render, on a reasonably contemporaneous basis, a complete and accurate accounting to Vendor of all such purchase orders placed by and all moneys received from HSN.

3.	Vendor shall, in its sole and absolute discretion, determine the trade names and or trademarks that the Products shall be sold under.

4.
Vendor agrees to supply Agent with the necessary product information, talent, and product samples-at no cost to Agent-to enable Agent to effectively promote and sell the Products to HSN. Notwithstanding the foregoing, in such instances where Agent manufactures the Product under the Manufacturing Supply Agreement, Agent shall assume all costs regarding product samples.

5.
The Term of the Agreement will renew automatically provided: (i) the sale of Products to HSN continue at a level of profitability acceptable to Vendor and Agent, (ii) Vendor, Agent and Creator have fulfilled their contractual obligations under this Agreement; and (iii) all parties have acted in good faith and fair dealing.

6.
All purchase orders, and other financial/accounting information shared between the parties during the term of this Agreement is deemed proprietary and confidential and shall not be divulged to any third party at any time for any reason, except as provided by law or for purposes of filing taxes.

7.
Vendor agrees that Agent is to receive as its sales commission ten percent (10%) of the invoiced and collected amount shown on all purchase orders of Products from HSN less adjustments for returns, charge backs and allowances.

8.
All amounts received from HSN hereunder (“HSN Revenue”) shall be deposited into an escrow account managed and controlled by both Vendor and Agent (“Escrow”). Only upon written approval from each Vendor and Agent shall funds be withdrawn from Escrow to: (i) pay Agent its sales commission specified under Section 7 of this Agreement, and any past due manufacturing invoices as related to the Manufacturing Supply Agreement (attached hereto as Exhibit A), and (ii) pay Vendor the balance remaining on the invoiced amount shown on all purchase orders of Products from HSN less adjustments for returns, charge backs and allowances.

9.
Agent further agrees to provide Vendor with duplicate copies of all: (i) HSN purchase orders of Products; (ii) HSN checks issued on all purchase orders of Products; as well as (iii) any other form of reconciliation or accounting rendered by HSN as to any and all purchase orders of Products within five (5) days of Agent’s receipt of same from HSN.  Delivery of such copies may be made by way of facsimile, electronic mail or regular mail at the discretion of Agent.

10.
Creator and Vendor agree not to promote products that compete with the Products on live television shopping outlets during the Term of this Agreement, however, Creator and Vendor shall have the right to exploit, in their sole and absolute discretion, products that compete with the Products and the Products in all other channels of trade, including but not limited to, scripted infomercial, internet, catalog, radio, credit card syndication, direct mail, and retail without the obligation to pay Agent a commission or fee hereunder.

11.
In the event that during the Term of this Agreement, Creator’s association with Vendor and/or Agent is terminated for any reason, then the Creator’s obligations with respect to the Products and on air appearances shall continue until the end of the Term.

12.	As an inducement to entering this Agreement, Vendor and Creator agree to enter into an exclusive Manufacturing Supply Agreement with Agent for the manufacture of the Products.

13.
The Vendor shall maintain the necessary management personnel to perform its duties as brand manager and talent coordinator (“Coordinator”).  The Coordinator shall act as the liaison between Creator and Agent.  The Coordinator shall accompany Creator for all HSN appearances. All direct contact with HSN administrative, planning and buying offices shall be conducted exclusively through Agent and Vendor.  Agent and Vendor shall mutually provide notice to the other party of all communications either party has with HSN regarding the Products.

14.	Agent and Vendor shall not assign or otherwise transfer its rights under this Agreement without the advanced written consent of the other party, such consent not to be unreasonably withheld.

15.	This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

16.
In the event of a dispute between the parties, the prevailing party shall be entitled to recover from the non-prevailing party reasonable attorneys' fees and costs at both the trial and appellate levels.

17.
This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof.  No representations, inducements, promises or agreements, oral or otherwise, not included herein shall be of any force and effect.  This Agreement may not be amended or modified except in writing signed by all parties.

18.
The provisions of this Agreement are severable.  Thus, if there is rendered a final non-appealable determination by a court of competent jurisdiction that any provision of this Agreement is illegal or unenforceable as a matter of law, such a finding shall not affect the validity or enforceability of any other provision hereof.

19.
Jurisdiction to enforce this Agreement, including any default hereunder or breach alleged by any party shall lie in the courts of Broward County, Florida.  The parties hereby consent to the subject-matter jurisdiction of said court and to the personal jurisdiction of said court over each party.

SIGNATURES ON NEXT PAGE

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

D’ARCY ACQUISITION, LLC

A Delaware limited liability company

By:                                                               Date: __________________

RICHARD NICOLO, President

GET INSPIRED, LLC

A Nevada limited liability company

By:                                                              Date: __________________

Reno R. Rollé, Managing Member

By:                                                              Date: __________________

Martino Cartier, Managing Member

INDUCEMENT LETTER

I, Martino Cartier, agree to perform all obligations to be performed by me under this Agreement and make all representations and warranties made by Vendor in this Agreement in order to effectuate the terms and conditions of this Agreement. I agree to look solely to Vendor for payment of any compensation due me. I hereby accept and acknowledge each and all provisions of this Agreement to the same extent as if I had signed this Agreement directly.

__________________________________                     Date: _______________________

Martino Cartier